DALESSIO, MILLNER & LEBEN LLP
                     Certified Public Accountants
                          245 Fifth Avenue
                      New York, New York 10016
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                            (212) 447-0909
                       Fax: (212) 447-7020


July 20, 2000


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on July 18, 2000, to be filed by our former client, the OCG Technology, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/  Norman Leben
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Norman Leben, Partner
DALESSIO, MILLNER & LEBEN LLP